UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 22, 2004
Douglas Lake Minerals Inc. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-50907 (Commission File Number)	98-0430222 (IRS Employer Identification No.)
7425 Arbutus Street Vancouver, British Columbia, Canada (Address of principal executive offices)	V6P 5T2 (Zip Code)
Registrant's telephone number, including area code:	604-961-0203

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 22, 2004, Douglas Lake Minerals Inc. (the "Company") completed a private placement of 945,400 shares (the "Shares") of its common stock, $0.001 par value per share ("Common Stock") to certain investors (the "Purchasers") at a price of $0.25 per share, pursuant to the terms of a Subscription Agreement between the Company and each of the Purchasers (the "Subscription Agreement"). The aggregate purchase price for the Shares sold in the private placement was $236,350 before deducting expenses. The Company did not pay any finders fee or commission in connection with the private placement. The Company intends to use the net proceeds from the private placement for working capital and general corporate purposes.

Item 9.01 Financial Statements and Exhibits.

(a)  Not applicable.

(a)  Not applicable.

(c)  The Exhibits to this current report are listed in the Index to Exhibits which immediately follows the signatures hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
Date: December 22, 2004	By: /s/ Laurence Stephenson Laurence Stephenson, Director and President

INDEX TO EXHIBITS
Exhibit No.	Description
10.1 (1)	Form of Subscription Agreement
10.2 (1)	Schedule B to the Subscription Agreement - Offering Memorandum dated December 7, 2004

(1) To be filed by amendment to this Form 8-K.